                                                                    EXHIBIT 99.1


DATE:  December 16, 1997

CONTACTS:

     Peter Van Kleeck                         T. Jefferson Cunningham III
     President and CEO                        Chairman
     Progressive Bank, Inc.                   Hudson Chartered Bancorp, Inc.
     (914) 897-7412                           (914) 437-4305


    HUDSON CHARTERED BANCORP, INC. AND PROGRESSIVE BANK, INC.
AGREE TO MERGE
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     LAGRANGEVILLE, NEW YORK, Hudson Chartered Bancorp, Inc. (AMEX: HCK) and
FISHKILL, NEW YORK, Progressive Bank, Inc. (NASDAQ: PSBK) today jointly announced that they executed an Agreement to create, through the merger of the two companies, the largest independent bank holding company headquartered in the Hudson Valley. The new company, to be named Premier National Bancorp, Inc., with consolidated assets exceeding $1.6 billion and $145 million in capital resources, will serve all of Southeastern New York. Their respective bank subsidiaries, First National Bank of the Hudson Valley and Pawling Savings Bank, will merge under the name Premier National Bank. Presently, the combined banks have more than 38 branch locations in Dutchess, Ulster, Orange, Sullivan, Putnam, Rockland and Westchester Counties and employ over 600 people.

     The proposed transaction will be a "merger of equals" and, accordingly, will be accounted for on a "pooling of interests" basis and will be tax free to the shareholders of each company. The present shareholders of Progressive and Hudson Chartered will each own approximately 50% of the merged company. Each Hudson Chartered shareholder will own one share of Premier National Bancorp, Inc. for each Hudson Chartered share owned, while each Progressive shareholder will own 1.82 shares of Premier National Bancorp, Inc. for each Progressive share owned. The present combined market capitalization of the two companies exceed $300 million based on December 16, 1997 closing prices.

     In a joint statement issued today, Peter Van Kleeck, President and Chief Executive Officer of Progressive, and T. Jefferson Cunningham III, Chairman of Hudson Chartered, said "Our two strong, local banks have shared, for more than a century, a common commitment to financial integrity, superior personal service, community development, and shareholder value. The merger will consolidate our respective excellence in commercial and consumer banking, our branch networks, our capital resources, and our management. It will enable us to continue to offer our communities and customers an independent alternative to the increasingly remote and depersonalized financial institutions in our market area. We are confident of our prospects for solid growth and strong financial performance."

     During fiscal 1998, while the company will only have approximately six months of operation on a merged basis, the proposed transaction (exclusive of merger related expenses) is expected to be accretive to earnings. The first full year of consolidated operations in 1999 should see a material positive impact on the earnings of the combined company as the anticipated cost savings and revenue enhancements are more fully realized. The combined company anticipates after-tax cost savings will reach $3.0 million per annum and will take a one-time after-tax charge of approximately $5.6 million for costs to be incurred in connection with the transaction.

     Messrs. Van Kleeck and Cunningham also said, "This merger will allow us to provide a greatly expanded range of products and services ranging from personal loans and residential and commercial mortgages, to the most complex corporate financing facilities, including trust and investment services. Premier National's branch network will cover the entire Southeastern New York market area from New Jersey, to the Connecticut and Pennsylvania borders. Our combined resources will ensure our ability to afford the most advanced technology, to offer the widest product range, and to meet the credit needs of even the largest borrowers in our area, well beyond what we could expect to achieve on an individual basis."

     "The merger also presents several opportunities to cost effectively consolidate our operations in many areas, including several overlapping branches, data processing, and corporate staff functions. We will proceed diligently, but carefully, to merge our offices, products, and services without inconvenience or disruption to our customers. No other bank in our region will match the depth and breadth of experienced bankers which we will have available to our customers. The advantages of this merger to our clients, communities, staff, and shareholders, are truly compelling, and we are all dedicated to achieving them."

     The membership of the Board of Directors of the new company and bank will be comprised of twenty members, ten each from Hudson Chartered and Progressive. The Chairman of both the company and bank will be Mr. Cunningham. Mr. Van Kleeck will be President and Chief Executive Officer of both units. Other senior management also will be drawn from both institutions. John C. VanWormer is to be Vice Chairman of Premier National Bank and will head up the Banking Group, which will include Robert Gabrielsen, Executive Vice President, who will lead the Retail Division, and David MacFarland, Executive Vice President, who will lead the Commercial Division. Paul A. Maisch will be Chief Financial Officer.

     The corporate headquarters of the new company will be located in Lagrangeville, New York, its administrative offices in Fishkill, New York, and its trust office in Poughkeepsie, New York. The merger is subject to approval of the shareholders of both companies as well as regulatory approvals and other customary closing conditions. In conjunction with execution of the merger agreement, each party has granted the other an option to acquire 19.9% of its outstanding stock under certain circumstances and rescinded their respective authorization for further open market treasury stock purchases. It is anticipated that the transaction will close in mid-1998.

                                    . . . .

     Hudson Chartered Bancorp, Inc. is the parent company for First National Bank of the Hudson Valley, the largest independent commercial bank in the Mid-Hudson Valley. From its 21 branches in Dutchess, Ulster, Orange and Putnam Counties, First Hudson Valley Bank offers individual, business and municipal customers a full range of loan and deposit products and trust and investment services. The common stock of Hudson Chartered Bancorp, Inc. is publicly traded on the American Stock Exchange under the stock symbol "HCK".

     Progressive Bank, Inc. is the parent company of Pawling Savings Bank, the largest independent savings bank in the Mid-Hudson Valley. The bank has 17 branches and two Loan Production Offices in Dutchess, Putnam, Westchester, Rockland, Orange, Ulster and Sullivan Counties, providing a wide variety of retail and commercial services to over 50,000 households and businesses. The common stock of Progressive Bank, Inc. is publicly traded on NASDAQ Exchange under the stock symbol "PSBK".

                                    . . . .

     This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Premier National Bancorp, Inc. following the consummation of the merger, including statements relating to the cost savings and revenue enhancements that are expected to be realized from the merger and the expected impact of the merger on financial performance. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the merger cannot be fully realized or cannot be realized as quickly as anticipated; (2) the deposit attrition, customer loss, or revenue loss following the merger is greater than expected; (3) competitive pressure in the banking industry increases significantly; (4) costs or difficulties related to the integration of the businesses of HCK and PSBK are greater than expected; (5) changes in the interest rate environment reduce margins; (6) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (7) changes occur in the regulatory environment; (8) changes occur in the business conditions and inflation; and (9) changes occur in the securities markets.


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